Exhibit 3.2

BYLAWS
OF
SUPERIOR INDUSTRIES INTERNATIONAL, INC.
A Delaware Corporation

As adopted on May 15, 2015

Article I

CORPORATE OFFICES

1.1 Registered Office

The address of the registered office of Superior Industries International, Inc. (the “Corporation”) in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is the Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board”).

1.2 Other Offices

The Corporation may also have offices at such other places, within or outside the State of Delaware, as the Board may from time to time authorize.

Article II

DIRECTORS

2.1 Powers

Subject to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), any limitations in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and these Bylaws (these “Bylaws”) relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

2.2 Number

The authorized number of directors of the Corporation shall be as set forth in a resolution of the Board. No reduction in the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

2.3 Compensation

Directors and members of committees may receive such compensation, if any, for their services, and may be reimbursed for expenses, as fixed or determined by resolution of the Board. This Section 2.3 shall not be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for those services.

2.4 Election, Qualification and Term of Office

Each director shall be elected to hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws. The Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors.

2.5 Vacancies and Resignations

(a) Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum or by a sole remaining director, and each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, termination, resignation, retirement, disqualification or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by law. Vacancies created by the removal of a director for cause pursuant to Section 2.7 may be filled at a meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors.

(b) Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation or an effective date determined upon the happening of an event or events. If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective. Acceptance of such resignation shall not be necessary to make it effective.

(c) No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

2.6 Chairman of the Board and Lead Directors

The Corporation may have at the discretion of the Board, a Chairman of the Board and/or one or more Lead Directors. The Chairman of the Board, if there is one, or a Lead Director, shall have the power to preside at all meetings of the Board and shall have such other powers and shall be subject to such other duties as the Board may from time to time prescribe or as may be prescribed by these Bylaws. If there is more than one Lead Director, the Board may prescribe different responsibilities to each Lead Director.

2.7 Removal

A director, or the entire Board, may be removed, with or without cause, at a meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, unless otherwise prescribed by the Certificate of Incorporation or by law; provided, however, that the notice of such meeting shall state that a purpose of such meeting is to vote upon the removal of one or more of the directors named in the notice.

Article III

OFFICERS

3.1 Officers

The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer or a President or both, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 3.3 of these Bylaws. Unless the Certificate of Incorporation or these Bylaws provide otherwise, any number of offices may be held by the same person.

3.2 Appointment of Officers

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3.3 of these Bylaws, shall be chosen by the Board and serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

3.3 Subordinate Officers

The Board may appoint, or may empower the Chairman of the Board, the Chief Executive Officer or the President to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board or such delegatee may from time to time determine.

3.4 Term of Office and Compensation

The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board and may be altered by the Board from time to time at its pleasure, subject to the rights, if any, of an officer under any contract of employment.

3.5 Removal or Resignation

(a) Subject to the rights, if any, of an officer under any contract of employment, all officers serve at the pleasure of the Board and any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

(b) Any officer may resign at any time upon written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise necessary to make it effective, the acceptance of the resignation shall not be necessary to make it effective.

3.6 Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed by these Bylaws for regular appointments to that office.

3.7 Chief Executive Officer

The powers and duties of the Chief Executive Officer are:

(a) To act as the general manager and chief executive officer of the Corporation and, subject to the direction of the Board, to have general supervision, direction and control of the business and affairs of the Corporation.

(b) To affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

3.8 President

The powers and duties of the President are:

(a) To act as a general manager of the Corporation and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation.

(b) To affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the President, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

3.9 President Pro Tem

If none of the Chairman of the Board, any Lead Director, the Chief Executive Officer, the President, or any Vice President is present at any meeting of the Board, a President pro tem may be chosen by the Board to preside and act at that meeting. If none of the Chief Executive Officer, the President or any Vice President is present at any meeting of the stockholders, a President pro tem may be chosen to preside at such meeting.

3.10 Vice President

The titles, powers and duties of the Vice President or Vice Presidents shall be prescribed by the Board. In the absence, disability or death of the Chief Executive Officer or the President, the Vice President, or one of the Vice Presidents, shall exercise all of his or her powers and perform all of his or her duties. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the Chief Executive Officer or the President shall be as fixed by the Board.

3.11 Secretary

The powers and duties of the Secretary are:

(a) To keep a book of minutes at the principal executive office of the Corporation, or such other place as the Board may order, of all meetings of the Board, its committees and the stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

(b) To keep the seal of the Corporation and to affix the same to all instruments which may require it.

(c) To keep or cause to be kept at the principal executive office of the Corporation, or at the office of the transfer agent or agents, a record of the stockholders of the Corporation, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder, the number and date of any certificates issued for shares, appropriate records with respect to uncertificated shares issued, the number and date of cancellation of every certificate surrendered for cancellation and the number and date of every replacement certificate or the appropriate records for uncertificated shares issued for surrendered, lost, stolen or destroyed certificates.

(d) To keep a supply of certificates for shares of the Corporation, to fill in and sign all certificates issued or prepare the initial transaction statement or written statements for uncertificated shares, and to make a proper record of each such issuance; provided that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e) To transfer upon the share books of the Corporation or in accordance with a direct registration program as provided in Section 7.4(b) of these Bylaws any and all shares of the Corporation; provided that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each share shall be subject to the reasonable regulations of the transfer agent to which the shares are presented for transfer and, also, if the Corporation then has one or more duly appointed and acting registrars, subject to the reasonable regulations of the registrar to which a new certificate or a new issuance of shares is presented for registration; and provided, further, that no shares shall be issued, recorded or delivered or, if issued, recorded or delivered, shall have any validity whatsoever until and unless such shares have been signed or authenticated, as applicable, in the manner provided in Section 7.4 of these Bylaws.

(f) To make service and publication of all notices that may be necessary or proper and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the Chief Executive Officer, the President or a Vice President, or by any person thereunto authorized by either of them or by the Board or by the holders of a majority of the outstanding shares of the Corporation.

(g) Generally to do and perform all such duties as pertain to such office and as may be required by the Board or these Bylaws.

3.12 Chief Financial Officer

The powers and duties of the Chief Financial Officer are:

(a) To supervise and control the keeping and maintaining of adequate and correct accounts of the Corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

(b) To have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation and, at his or her discretion, to cause any or all thereof to be deposited for the account of the Corporation with such depository as may be designated from time to time by the Board.

(c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid for the account of the Corporation.

(d) To disburse, or cause to be disbursed, all funds of the Corporation as may be directed by the Chief Executive Officer, the President or the Board, taking proper vouchers for such disbursements.

(e) To render to the Chief Executive Officer, the President or the Board, whenever any of them may require, accounts of all transactions as Chief Financial Officer and of the financial condition of the Corporation.

(f) Generally to do and perform all such duties as pertain to such office and as may be required by the Board or these Bylaws.

Article IV

COMMITTEES

4.1 Committees of the Board of Directors

The Board may, by resolution of the Board adopted by a majority of the total number of authorized directors designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee shall have authority to act in a manner and to the extent provided in the resolution of the Board and may have all the authority of the Board, provided, however, that no committee may take any action that is expressly required by Delaware Law, the Certificate of Incorporation or these By-laws to be taken by the Board and not by a committee thereof. Each committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of each committee shall be reported to the Board at the next meeting of the Board.

Article V

MEETINGS OF SHAREHOLDERS

5.1 Place of Meetings

(a) All annual or other meetings of the stockholders of the Corporation shall be held at the principal executive office for the transaction of business of the Corporation, or at any place within or without the State of Delaware, which may be designated from time to time by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

(b) A meeting of the stockholders may be conducted in whole or in part, by remote communication as provided in DGCL Section 211 if:

(i) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii) the Corporation implements reasonable measures to provide stockholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read and hear the proceedings of the meeting concurrently with those proceedings; and

(ii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, the Corporation maintains a record of the vote or action and any stockholder votes or other stockholder action is taken at the meeting.

5.2 Annual Meetings

The annual meeting of stockholders shall be held on a date and at a time designated by the Board from time to time by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The annual meeting shall be held for the purpose of electing directors and the transaction of any other business that is properly brought before the meeting in accordance with these Bylaws.

5.3 Special Meetings

(a) Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board, the Chief Executive Officer, the President or by one or more holders of shares entitled to cast not less than ten percent (10%) of the votes on the record date established pursuant to Section 5.9 of these Bylaws (the “Requisite Holders”).

(b) For a special meeting of stockholders to be properly called at the request of the Requisite Holders, the request must be in writing and must be sent by registered mail to the Chief Executive Officer, President, Vice President or Secretary, or delivered to any such officer in person, and must include, as applicable, the information required by Section 5.14 of these Bylaws. It shall be the duty of such officer, subject to the immediately succeeding sentence, to cause notice to be given to the stockholders entitled to vote indicating that a meeting has been requested by the Requisite Holders, the date of which meeting shall be set by such officer, to be not less than thirty-five (35) days nor more than sixty (60) days after the date of receipt of such request or, if applicable, determination of the validity of such request pursuant to the immediately succeeding sentence. Within seven (7) days after receiving such a written request from a stockholder or stockholders of the Corporation, the Board shall determine whether holders of shares entitled to cast not less than ten percent (10%) of the votes as of the record date established pursuant to Section 5.9 of these Bylaws for such request support the call of a special meeting and notify the requesting party or parties of its finding, which notification will not constitute notice of the special meeting. If the notice of the special meeting is not given within twenty (20) days after receipt of the request, the person(s) entitled to call the meeting may give the notice. Nothing contained in this Section 5.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board may be held.

(c) At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the special meeting. For business to be properly brought before a special meeting, it must be (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the special meeting by or at the direction of the Board, or (3) otherwise properly requested to be brought before a special meeting requested by the Requisite Holders in accordance with these Bylaws; provided, however, notwithstanding anything in these Bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at any stockholder requested special meeting.

5.4 Notice of Meetings

Written notice of each meeting of the stockholders stating the place, if any, date and time of the meeting, means of remote communications, if any, by which stockholder may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice. Neither the business to be transacted at, nor the purpose or purposes of, an annual or special meeting of stockholders need be specified in any written waiver of notice

5.5 Consent to Stockholders’ Meetings

The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the DGCL to be included in the notice but not so included, if such objection is expressly made at the meeting.

5.6 Quorum

The presence in person or by proxy of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. Shares shall not be counted to make up a quorum for a meeting if voting of such shares at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

5.7 Adjourned Meetings

Any stockholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, except as provided in Section 5.6 of these Bylaws, in the absence of a quorum, no other business may be transacted at such meeting. When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if its time and place (or the means of electronic transmission by and to the Corporation or electronic video screen communication, if any, by which the stockholders may participate) are announced at the meeting at which the adjournment is taken. When a meeting is adjourned for more than thirty (30) days or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the time and place of the adjourned meeting shall be given to each stockholder of record entitled to vote at a meeting. At any adjourned meeting the stockholders may transact any business which might have been properly transacted at the original meeting.

5.8 Record Date for Stockholder Notice; Voting

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting or to vote, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days before any other action. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, a meeting of stockholders, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Certificate of Incorporation or the DGCL. In the absence of any contrary provision in the Certificate of Incorporation or in any applicable statute relating to the election of directors or to other particular matters, each such person shall be entitled to one vote for each share.

(b) A determination of the stockholders of record entitled to notice of, and to vote at, a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

(c) If the Board does not so fix a record date, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(d) Except as otherwise required by the DGCL or the Certificate of Incorporation, in all matters other than the election of directors, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the DGCL or the Certificate of Incorporation.

5.9 No Action by Written Consent.

In accordance with Article VII of the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of this Corporation and may not be effected by any consent in writing by such stockholders.

5.10 Election of Directors.

Except as otherwise required by the DGCL or the Certificate of Incorporation, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Elections of directors need not be by ballot except upon demand made by a stockholder at the meeting and before the voting begins.

5.11 Proxies

(a) Every person entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person’s duly authorized agent and filed with the Secretary. No proxy shall be valid (i) after revocation thereof, unless the proxy is specifically made irrevocable and otherwise conforms to this Section 5.11 and applicable law, or (ii) after the expiration of eleven (11) months from the date thereof, unless the person executing it specifies therein the length of time for which such proxy is to continue in force. Revocation may be effected by a writing delivered to the Secretary stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, a written notice of such death or incapacity is received by the Corporation.

(b) A proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by any of the following or a nominee of any of the following: (i) a pledgee, (ii) a person who has purchased or agreed to purchase or holds an option to purchase the shares or a person who has sold a portion of such person’s shares in the Corporation to the maker of the proxy, (iii) a creditor or creditors of the Corporation or the stockholder who extended or continued credit to the Corporation or the stockholder in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing the credit, (iv) a person who has contracted to perform services as an employee of the Corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for, or (v) a person designated by or under a close Corporation stockholder agreement or a voting trust agreement. In addition, a proxy may be made irrevocable if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events which, by its terms, discharge the obligation secured by it.

(c) Notwithstanding the period of irrevocability specified, the proxy becomes revocable when the pledge is redeemed, the option or agreement to purchase is terminated or the seller no longer owns any shares of the Corporation or dies, the debt of the Corporation or the stockholder is paid, the period of employment provided for in the contract of employment has terminated or the close Corporation stockholder agreement or the voting trust agreement has terminated. In addition, a proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears on the certificate representing such shares or, in the case of uncertificated shares, on the initial transaction statement and written statements.

(d) Every form of proxy, which provides an opportunity to specify approval or disapproval with respect to any proposal, shall also contain an appropriate space marked “abstain”, whereby a stockholder may indicate a desire to abstain from voting his or her shares on the proposal. A proxy marked “abstain” by the stockholder with respect to a particular proposal shall not be voted either for or against such proposal. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a stockholder “withhold” or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director.

5.12 Inspectors of Elections

Before any meeting of stockholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of stockholders may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (l) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares represented in person or by proxy at the meeting, shall determine whether one (l) or three (3) inspectors are to be appointed. If there are three inspectors, the decision, act, or certificate of a majority is effective in all respects as the decision, act or certificate of all. The duties of inspectors shall include the following:

(a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) receive votes or ballots;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

5.13 Advance Notice of Stockholder Business and Nominations

(a) Advance Notice of Stockholder Business. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s notice of meeting, given by or at the direction of the Board, as included in its proxy materials (or any supplement thereto) with respect to such meeting, (B) by or at the direction of the Board or any duly authorized committee thereof, or (C) by any stockholder of the Corporation who (1) is a stockholder of record at the time that the notice required by this Section 5.13(a) is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 5.13(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and under the DGCL. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, for the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(i) To comply with clause (C) of Section 5.13(a) above, a stockholder’s notice with respect to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the meeting must set forth all information required under this Section 5.13(a) and must be timely received by the Secretary of the Corporation. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred twentieth (120th) day prior to the one-year anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the one-year anniversary of the date of the preceding year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the one-hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting, or (ii) the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 5.13(a)(i). For purposes of these Bylaws, “Public Announcement” shall mean disclosure (a) in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, (b) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (c) in a notice pursuant to the applicable rules of a stock exchange on which the securities of the Corporation are listed, (d) in a notice published on the Corporation’s website, or (e) another method of broad-based dissemination.

(ii) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder intends to bring before the meeting: (1) a brief description of the business intended to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, (4) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (5) the class or series and number of shares of the capital stock of the Corporation that are, directly or indirectly, held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions with respect to shares of capital stock of the Corporation held or beneficially held by or on behalf of such stockholder or any Stockholder Associated Person, (6) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (7) any material interest of the stockholder or any Stockholder Associated Person in such business, (8) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among the stockholder and any Stockholder Associated Person or (y) between or among the stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or any Stockholder Associated Person or other person or entity), (9) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (10) a representation whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (y) otherwise to solicit proxies from stockholders in support of such proposal (such information provided and statements made as required by clauses (1) through (10), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than ten (10) days following the record date for notice of the meeting to disclose the information contained in clauses (5) and (6) above as of the record date for notice of the meeting. For purposes of this Section 5.13, a “Stockholder Associated Person” of any stockholder shall mean (i) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, (ii) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner, (iii) any person controlling, controlled by or under common control with any person referred to in the preceding clauses (i) and (ii), and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective Affiliates or Associates) is Acting in Concert (as defined below). A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately and directly or indirectly, including through counsel), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy solicitation statement filed with the SEC on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(iii) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 5.13(a) and, if applicable, Section 5.13(b). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 5.13(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 5.13(b) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election or re-election to the Board shall be made at an annual meeting of stockholders only (1) by or at the direction of the Board or (2) by a stockholder of the Corporation who (a) was a stockholder of record at the time that the notice required by this Section 5.13(b) is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the annual meeting and who is entitled to vote at the meeting and upon such election, and (b) has timely complied in proper written form with the notice procedures set forth in this Section 5.13(b).

(i) To comply with clause (2) of Section 5.13(b) above, a nomination to be made by a stockholder must set forth all information required under this Section 5.13(b) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with, the final three sentences of Section 5.13(a)(i) above. In the event that the number of directors to be elected to the Board of the Corporation at an annual meeting is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 5.13(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

(ii) To be in proper written form, such stockholder’s notice to the secretary must set forth:

(1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions have been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director in an election contest, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be); and

(2) as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (4) through (9) of Section 5.13(a)(ii) above, and the supplement referenced in the second sentence of Section 5.13(a)(ii) above (except that the references to “business” or “proposal” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether such stockholder or Stockholder Associated Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect or re-elect such nominee(s) or (y) otherwise to solicit proxies from stockholders in support of the election or re-election of such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(iii) At the request of the Board, any person nominated by a stockholder for election or re-election as a director must furnish to the Secretary of the Corporation (a) that information required to be set forth in the stockholder’s notice of nomination of such person as a director updated as of a date subsequent to the date on which the notice of such person’s nomination was given, and (b) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an “independent director” or “audit committee financial expert” of the Corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation and (c) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 5.13(b).

(iv) Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 5.13(b). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c) Advance Notice of Director Nominations for Special Meetings.

(i) In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, nominations of persons for election or re-election to the Board shall be made only (1) by or at the direction of the Board or any duly authorized committee thereof or (2) by any stockholder of the Corporation who (A) is a stockholder of record (i) at the time the notice provided for in this Section 5.13(c) is delivered to the Secretary of the Corporation and (ii) on the record date for the determination of stockholders entitled to vote at the special meeting, and who is entitled to vote at the meeting and upon such election, and (B) delivers a timely written notice of the nomination to the Secretary of the Corporation that includes the information set forth in Section 5.13(b)(ii) and Section 5.13(b)(iii) above. A nominee shall not be eligible for election at a special meeting of stockholders if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(ii) To be timely, such advance notice of director nominations must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected or re-elected at such meeting. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii) Any stockholder or stockholders seeking to call a special meeting of stockholders pursuant to, and in accordance with, Article 5, Section 5.3, of these Bylaws shall provide information comparable to that required by the preceding Sections 5.13(a) and Section 5.13(b), to the extent applicable, in any request for a special meeting of stockholders made pursuant to such Article and Section.

(d) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 5.13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5.13.

(ii) A stockholder providing notice of any business proposed to be conducted, or the nomination of one or more candidates for election to the Board for consideration, at a meeting shall further update and supplement such notice, if necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 5.13 shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary of the Corporation not later than five (5) Business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true and correct in all material respects.

(iii) If the information submitted pursuant to this Section 5.13 by any stockholder proposing business or the nomination of one or more candidates for election to the Board for consideration at a meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 5.13. Upon written request by the Secretary of the Corporation, the Board or any committee thereof, any stockholder proposing business for consideration at a meeting shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 5.13. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 5.13.

(iv) Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (1) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 5.13 and (2) if any proposed nomination or business was not made or proposed in compliance with this Section 5.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(v) Notwithstanding the foregoing provisions of this Section 5.13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5.13, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(vi) Nothing in this Section 5.13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (and any proposal included in the Corporation’s proxy statement pursuant to such Rule shall not be subject to any of the advance notice requirements in this Section 5.13) or (b) of the holders of any series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Incorporation.

5.14 Conduct of Meetings.

(a) Officers of the Meeting. The Chairman of the Board, or in the absence of the Chairman, the President, or in their absence, the Vice Chairman, or if no such officer is present, a director designated by the Board, shall call meetings of the stockholders to order and shall act as chairman of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting of the stockholders, but in the absence of the Secretary and Assistant Secretary at a meeting of the stockholders the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) Order of Business. The chairman of the meeting shall have the right to determine the order of business at the meeting.

(c) Meeting Protocol. To the maximum extent permitted by applicable law, the Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder; (v) limiting the time allotted to questions or comments by participants; (vi) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; and (viii) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Article VI

MEETINGS OF DIRECTORS

6.1 Place of Meetings

Meetings (whether regular, special or adjourned) of the Board shall be held at the principal office of the Corporation for the transaction of business, as specified in accordance with Section 1.1 of these Bylaws, or at any other place within or without the State of Delaware which has been designated from time to time by resolution of the Board or which is designated in the notice of the meeting. Any meeting (whether regular, special or adjourned) may be held by conference telephone, electronic video screen communication or electronic communication by and to the Corporation. Participation in a meeting through the use of conference telephone or electronic video screen communication pursuant to this Section 6.1 constitutes presence in person at that meeting so long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the Corporation (other than conference telephone and electronic video screen communication), pursuant to this Section 6.1 constitutes presence in person at that meeting if both of the following apply:

(a) each member participating in the meeting can communicate with all of the other members concurrently; and

(b) each member is provided the means of participating in all matters before the Board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the Corporation.

(c) the Corporation adopts and implements some means of verifying both of the following:

(i) A person participating in the meeting is a director or other person entitled to participate in the meeting; and

(ii) All actions of, or votes by, the Board are taken or cast only by the directors and not by persons who are not directors.

6.2 Regular Annual Meeting; Regular Meetings

After the adjournment of each annual meeting of the stockholders, the Board shall hold a regular meeting (which regular directors’ meeting shall be designated the “Regular Annual Meeting”) and no notice need be given for the Regular Annual Meeting unless the Regular Annual Meeting is not held at the principal place of business provided at Section 1.1 of these Bylaws. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Board.

6.3 Special Meetings

Special meetings of the Board may be called at any time by the Chairman of the Board, if any, the Lead Director, if any, the Chief Executive Officer, the Secretary or by a majority of the authorized number of directors.

6.4 Notice of Special Meetings

Special meetings of the Board shall be held upon no less than four (4) days’ notice by mail or forty-eight (48) hours’ notice delivered personally or by telephone to each director, including by a voice messaging system or by electronic transmission by the Corporation.

6.5 Quorum

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided by Section 6.6 of these Bylaws. Every act by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to the provisions of the Certificate of Incorporation, these Bylaws or other applicable law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

6.6 Adjournment

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for over twenty-four (24) hours, notice of any adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

6.7 Waiver and Notice of Consent

Notice of a meeting need not be given to a director who provides a waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting in writing, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

6.8 Action without a Meeting

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted by law to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing or by electronic transmission to such action. Such writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the Board. Such filing shall be in paper form if the minutes or proceedings of the Board are maintained in paper form and shall be in electronic form in the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

6.9 Committees

The provisions of this Article VI also apply to committees of the Board and action by such committees, mutatis mutandis.

Article VII

GENERAL MATTERS

7.1 Record Date for Purposes Other than Notice and Voting

For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a stockholders’ meeting), the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to any such action. Only stockholders of record at the close of business on the record date are entitled to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided for in the Certificate of Incorporation or the DGCL.

7.2 Instruments in Writing

All checks, drafts, other orders for payments of money, notes or other evidences of indebtedness of the Corporation, and all written contracts of the Corporation, shall be signed by such officer or officers, agent or agents, as the Board may from time to time designate. No officer, agent, or employee of the Corporation shall have the power to bind the Corporation by contract or otherwise unless authorized to do so by these Bylaws or by the Board.

7.3 Shares Held by the Corporation

Shares in other corporations standing in the name of the Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corporation by any officer of the Corporation authorized to do so by resolution of the Board. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or by power of attorney duly executed by such person having the authority.

7.4 Certificated and Uncertificated Shares

(a) Certificates for the shares of stock of the Corporation shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the Secretary or any Assistant Secretary, and if so issued shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Any such certificates shall be signed by, or in the name of the Corporation by, the Chief Executive Officer or the President and by the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer transfer, agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

(b) Notwithstanding any other provision in these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the United States Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefore have been surrendered to the Corporation.

7.5 Lost Certificates

Except as provided in this Section 7.5, no new shares shall be issued to replace a previously issued certificate unless the certificate is surrendered to the Corporation or its transfer agent or registrar and cancelled at the same time. When the owner of any certificate for shares of the Corporation claims that the certificate has been lost, stolen or destroyed, uncertificated shares, in accordance with Section 7.4(b) above, shall be issued in place of the original certificate if the owner (a) so requests before the Corporation has notice that the original certificate has been acquired by a bona fide purchaser, (b) files with the Corporation an indemnity bond in such form and in such amount sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement shares, and (c) satisfies any other reasonable requirements imposed by the Corporation. The Board may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

7.6 Certification and Inspection of Bylaws

The Corporation shall keep at its principal executive or business office the original or a copy of these Bylaws as amended or otherwise altered to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.

7.7 Interpretation

Reference in these Bylaws to any provision of the DGCL shall be deemed to include all amendments thereof.

7.8 Construction

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of the provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person. The term “Chief Executive Officer” shall be equivalent to the term “President” under the DGCL.

Article VIII

CONSTRUCTION OF BYLAWS WITH REFERENCE TO PROVISIONS OF LAW

8.1 Bylaw Provisions Additional and Supplemental to Provisions of Law

All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

8.2 Bylaw Provisions Contrary to or Inconsistent with Provisions of Law

Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 8.1 of these Bylaws, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws, and each article, section, subsection, subdivision, sentence, clause, or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

Article IX

ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

9.1 By Stockholders

As provided by Article X of the Certificate of Incorporation, these Bylaws may be adopted, amended or repealed by the vote of the holders of at least a majority of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

9.2 By the Board

Subject to the right of stockholders to adopt, amend or repeal these Bylaws, other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, these Bylaws may be adopted, amended or repealed by the Board. A bylaw adopted by the stockholders may restrict or eliminate the power of the Board to adopt, amend or repeal these Bylaws.

Article X

INDEMNIFICATION

10.1 Third Party Actions.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was a director or office of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Corporation shall be required to indemnify a director or officer in connection with an action, suit or proceeding as authorized by the Board.

10.2 Actions by or in the Right of the Corporation.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding the foregoing, the Corporation shall be required to indemnify a director or officer in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board.

10.3 Indemnity if Successful.

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 10.1 or Section 10.2 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

10.4 Standard of Conduct.

Except in a situation governed by Section 10.3, any indemnification under Section 10.1 or Section 10.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2, as applicable, of this Article. Such determination shall be made (i) by a majority vote of directors acting at a meeting at which a quorum consisting of directors who were not parties to such action, suit or proceeding is present, or (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. The determination required by clauses (i) and (ii) of this Section 4 may in either event be made by written consent of the majority required by each clause.

10.5 Expenses.

Expenses (including attorneys’ fees) of each director and officer hereunder indemnified actually and reasonably incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article X. Such expenses (including attorneys’ fees) incurred by employees and agents may be so paid upon the receipt of the aforesaid undertaking and upon such terms and conditions, if any, as the Board deems appropriate.

10.6 Nonexclusivity.

The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

10.7 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Delaware Law.

10.8 Definitions

For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify any or all of its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation in any other capacity for another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.

For purposes of this Article X, references to “other capacities” shall include serving as a trustee or agent for any employee benefit plan; references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.

10.9 Continuation. The indemnification and advancement of expenses provided by, or granted pursuant to, Delaware Law, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

10.10 Severability. If this Article X or any provision hereof shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each section and subsection of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired hereby, and (b) to the fullest extent possible and permitted by law, the provisions of this Article X (including, without limitation, each portion of any section or subsection of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give maximum effect to the intent manifested by the provision held to be invalid, illegal or unenforceable.

10.11 Amendment. The right to indemnification conferred by this Article X shall be deemed to be a contract between the Corporation and each person referred therein until amended or repealed, and any repeal or amendment of this Article X by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of these Bylaws inconsistent with this Article X will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits this corporation to provide broader indemnification rights than said law permitted this corporation to provide prior to such amendment) and shall not apply to or have any effect on the right to indemnification or to advancement of expenses of any person with respect to any liability or alleged liability with respect to such person for or with respect to any act or omission of such person occurring prior to such repeal or amendment.